Exhibit 99.1

PainCare Holdings Completes Acquisition of Center for Pain Management ASC, LLC

ORLANDO, Fla., Jan. 3 /PRNewswire-FirstCall/ — PainCare Holdings, Inc. (AMEX: PRZ), a leader in the delivery of pain management solutions, including interventional pain management, minimally invasive spine surgery, orthopedic rehabilitation, ambulatory surgery centers and diagnostics, today announced that it has acquired the assets of the Center for Pain Management ASC, LLC (CPMASC), which owns and operates four ambulatory surgery centers in Maryland.

In consideration of all of the assets of CPMASC, PainCare paid the sellers a total of $15 million in a combination of cash and restricted common shares. Based on its historical financial performance, CPMASC is expected to contribute more than $4.5 million in revenues and approximately $3 million in operating income to PainCare for the year ended December 31, 2006.

CPMASC, the largest pain management specialty surgery center group in Maryland, operates centers located in Baltimore, Glen Burnie, Hagerstown and Rockville and serves patients living in five surrounding states. Pain management physicians utilize the surgery centers primarily for minimally invasive surgical procedures, including epidurals, ablation techniques, provocative discography, intra-discal treatments and spinal implants, among other advanced surgical modalities. Each of the centers is licensed in Maryland and is Medicare certified.

About PainCare Holdings, Inc.

Founded in Orlando, Florida in 2000, PainCare is rapidly emerging as one of North America’s leading providers of cost-effective, high-tech pain relief. The Company has established and is growing a highly specialized, professional health services organization that is comprised of many internationally renowned neuro- and orthopedic surgeons, physiatrists and pain management specialists. Specifically, PainCare’s group of medical professionals offers pain sufferers a wide range of modalities including interventional pain management, minimally invasive spine surgery and orthopedic rehabilitation.

Through acquired or managed practices, and in partnership with independent physician practices, group practices and medical institutions throughout the country, PainCare also offers numerous ancillary services including MedX- Direct, a proprietary, on-site, turnkey orthopedic rehabilitation program; EDX-Direct, a comprehensive electro-diagnostic medicine program; diagnostic imaging services; Intra Articular Joint Program, a proprietary, non-operative treatment protocol for addressing knee pain and stiffness caused by osteoarthritis; and medical real estate services. In addition, the Company owns and operates nine ambulatory surgery centers located in the southeast region of the United States.

For more information on PainCare Holdings, please visit http://www.paincareholdings.com .

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our, or our subsidiaries’, future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practices; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above, you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Media Relations

Mike Krutzler, Higher Advertising, Inc.

at 407.447.1340 or via email at Mike@higheradvertising.com

Investor Relations

Dodi Handy, Elite Financial Communications Group, LLC

at 407.585.1080 or via email at prz@efcg.net

SOURCE: PainCare Holdings, Inc.

CONTACT: media relations, Mike Krutzler of Higher Advertising, Inc., +1-407-447-1340, or Mike@higheradvertising.com; or investor relations, Dodi Handy of Elite Financial Communications Group, LLC, +1-407-585-1080, or prz@efcg.net, both for PainCare

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding PAINCARE HLDGS INC’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.